                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               [GRAPHIC OMITTED]


                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST


                             ---------------------
                          NOTICE OF ANNUAL MEETING OF
                HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                                 MAY 10, 2001
                            ---------------------

     The Annual Meeting of Holders of Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust will be held on Thursday, May 10, 2001 at 11:00 a.m. at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102 for the following purposes:

       (1) To elect three Trustees; and

       (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The Trustees have fixed the close of business on March 20, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly so that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.


                                        By Order of the Board of Trustees


                                        JEFFREY A. LINN
                                        Secretary

Philadelphia, Pennsylvania
April 5, 2001

                              TABLE OF CONTENTS




                                                                               Page
                                                                               -----
VOTING AND REVOCABILITY OF PROXIES .........................................     1
PROPOSAL ONE -- ELECTION OF TRUSTEES .......................................     2
    Required Vote ..........................................................     5
    Board Recommendation ...................................................     5
PROPOSAL TWO -- OTHER MATTERS ..............................................     5
ADDITIONAL INFORMATION .....................................................     6
    Summary Compensation Table .............................................     6
    Employment Agreements ..................................................     7
    Stock Options ..........................................................     9
    Stock Option Plans .....................................................     9
    Transactions with Management ...........................................    10
    Board Matters ..........................................................    12
    Section 16(a) Beneficial Ownership Reporting Compliance ................    12
    Compensation Committee Interlocks and Insider Participation ............    12
    Report of Executive Compensation and Human Resources Committee on
      Executive Compensation ...............................................    13
    Performance Graph ......................................................    14
    Audit Committee Report .................................................    15
    Additional Information Regarding Our Independent Public Accountants ....    16
    Principal Security Holders .............................................    16
    Shareholders' Proposals ................................................    16
APPENDIX A -- Audit Committee Charter ......................................    A-1

                  PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                            200 South Broad Street
                       Philadelphia, Pennsylvania 19102
                                 www.preit.com


                            ---------------------
                                PROXY STATEMENT

                            ---------------------
     The Annual Meeting of Holders of Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust ("PREIT") will be held on May 10, 2001 at 11:00 a.m. at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102. We are mailing this Proxy Statement on or about April 5, 2001 to each holder of PREIT's issued and outstanding shares of beneficial interest (the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2000, including financial statements, to shareholders with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.


     We fixed the close of business on March 20, 2001 as the record date for the Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, 13,690,100 Shares were outstanding.


                      VOTING AND REVOCABILITY OF PROXIES


     We hope you will be present at the Annual Meeting. If you cannot attend, please complete, sign, date and return the enclosed proxy in the accompanying envelope so that your Shares will be represented. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card -- because you have multiple accounts -- you should sign and return all proxies received to be sure all of your Shares are voted.


     On each matter voted on at the Annual Meeting and any adjournment or postponement thereof, each record holder of Shares will be entitled to one vote per share. Assuming a quorum is present, the three nominees receiving the highest number of votes cast at the meeting will be elected Trustees. If you mark your proxy as "Withhold Authority" or "Abstain" on any matter, or if you give specific instructions that no vote be cast on any specific matter, the Shares represented by your proxy will not be voted on that matter, but will count towards the establishment of a quorum.


     You may vote your Shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your Shares, your proxy will be voted "FOR" the election of all Trustees. If any other business is brought before the Annual Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing with PREIT's Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.


     We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain Trustees, officers and employees of PREIT and its subsidiaries may solicit proxies by telephone, telegraph or personally without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Trustees.

                                 PROPOSAL ONE
                             ELECTION OF TRUSTEES

     The Trustees intend to cause William R. Dimeling, George F. Rubin and Rosemarie B. Greco, the three Trustees whose terms expire at the Annual Meeting, to be nominated for re-election at the Annual Meeting as Class C Trustees to serve until the Annual Meeting to be held in the spring of 2004 and until their respective successors have been duly elected and have qualified. If any of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes unless the Board of Trustees reduces the number of Trustees to be elected.

     PREIT's Trust Agreement provides that nominations for election to the office of Trustee at any Annual or Special Meeting of Shareholders shall be made by the Trustees, or by petition in writing delivered to PREIT's Secretary not fewer than thirty-five days before the Annual or Special Meeting of Shareholders signed by the holders of at least two percent of the Shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered, unless the number of persons properly nominated is fewer than the number of persons to be elected to the office of Trustee at the meeting. In this latter event, nominations for the Trustee positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees.

     PREIT's Board of Trustees currently consists of nine members who serve staggered three year terms. The following table presents information concerning the three nominees for the office of Class C Trustee, the six Trustees who will continue in office after the Annual Meeting and PREIT's executive officers, including their ages, principal occupations and the number of Shares beneficially owned by them as of March 1, 2001.






                                                                                                   Shares Beneficially Owned
                                                                                                      on March 1, 2001 (1)
                                                 Principal Occupation                  Trustee    ----------------------------
          Name             Age                     And Affiliations                     Since          Number         Percent
-----------------------   -----   -------------------------------------------------   ---------   ---------------   ----------
Nominees for the
Office of Trustee

Class C Trustees; Terms Expire in 2001

William R. Dimeling       59      Partner in Dimeling, Schreiber and Park, a          1982             14,062(3)           *
                                  private investment partnership.

George F. Rubin(2)        58      President, PREIT-RUBIN, Inc. (formerly named        1997            309,953(4)        2.21%
                                  The Rubin Organization, Inc., which was
                                  acquired by PREIT in September 1997), and
                                  President, PREIT Services, LLC since its
                                  inception in 2001.

Rosemarie B. Greco(2)     54      Principal, GRECOventures. From April to             1997              1,875(5)           *
                                  September 1998, Interim President and Chief
                                  Executive Officer of the Private Industry
                                  Council. Formerly President, CoreStates Financial
                                  Corp. and President and Chief Executive
                                  Officer, CoreStates Bank, N.A. Director, Exelon
                                  Corp., Sunoco, Inc., Radian, Inc., SEI Invest-
                                  ment Management and PRWT ComServe, Inc.

                                                                                                   Shares Beneficially Owned
                                                                                                     on March 1, 2001 (1)
                                              Principal Occupation                   Trustee    -------------------------------
        Name            Age                     And Affiliations                      Since           Number           Percent
--------------------   -----   --------------------------------------------------   ---------   ------------------   ----------
Trustees whose
Terms Continue

Class A Trustees; Terms Expire in 2002

Sylvan M. Cohen        86      Chairman of the Board of Trustees of PREIT.          1960              705,059(6)         5.12%
                               Chief Executive Officer of PREIT until
                               September 30, 1997. Of counsel to the Philadelphia
                               law firm of Drinker Biddle & Reath LLP and
                               formerly partner in the Philadelphia law firm of
                               Cohen, Shapiro, Polisher, Shiekman and Cohen.
                               Director of Orleans Homebuilders, Inc. Trustee
                               of EQK Realty Investors I.

Lee H. Javitch         70      Private Investor. Former Chairman and Chief          1985                9,875(7)            *
                               Executive Officer of Giant Food Stores, Inc., an
                               owner and operator of supermarkets. Director of
                               First Maryland BanCorp.

Jonathan B. Weller     54      President and Chief Operating Officer of             1994              205,400(8)         1.48%
                               PREIT. From 1988 to 1993, Executive Vice
                               President and Director of Eastdil Realty, Inc., a
                               real estate investment banking firm.

Trustees Whose
Terms Continue

Class B Trustees; Terms Expire in 2003

Ronald Rubin(2)        69      Since September 30, 1997, Chief Executive            1997              615,156(9)          4.3%
                               Officer of PREIT. From 1992 to September
                               1997, Chairman and Chief Executive Officer of
                               The Rubin Organization, Inc. (now named
                               PREIT-RUBIN, Inc.). Director, PECO Energy
                               Corp.

Leonard I. Korman      65      Chairman and Chief Executive Officer, Korman         1996              298,735(10)        2.18%
                               Commercial Properties, Inc., a commercial real
                               estate management and development firm. General
                               partner, The Korman Co., a real estate management
                               and development firm.

Jeffrey P. Orleans     54      Chairman of the Board, Chief Executive Officer       1986               78,498(11)           *
                               and Director of Orleans Homebuilders, Inc.
                               (formerly named FPA Corporation), a residential
                               real estate developer. Chief Executive Officer of
                               Orleans Construction Corp., a residential real
                               estate developer, prior to Orleans Homebuilders,
                               Inc.'s acquisition of such company in 1993.

                                                                                               Shares Beneficially Owned
                                                                                                 on March 1, 2001 (1)
                                            Principal Occupation                 Trustee   ---------------------------------
        Name            Age                   And Affiliations                    Since           Number           Percent
--------------------   -----   ------------------------------------------------  ---------  --------------------  -----------
Non-Trustee
Executive Officers
Edward A. Glickman      43     Since September 30, 1997, Executive Vice             --            132,831(12)           *
                               President and Chief Financial Officer of PREIT.
                               From 1993 to 1997, Executive Vice President
                               and Chief Financial Officer of The Rubin
                               Organization, Inc. (now named PREIT-RUBIN,
                               Inc.). Director, Strouse Greenberg Realty
                               Investments, Inc.

Jeffrey A. Linn         52     Senior Vice President-Acquisitions and               --             75,617(13)           *
                               Secretary of PREIT.

Raymond J. Trost        45     Since May 16, 2000, Senior Vice President --         --             18,904(14)           *
                               Multifamily Division of PREIT. From 1995 to
                               May 15, 2000, Vice President -- Asset Management
                               of PREIT.

Bruce Goldman           42     Since September 13, 2000, Senior Vice                --              2,500               *
                               President -- Legal of PREIT. From 1997 to 2000,
                               Vice President of New City Development, the
                               development subsidiary of Mirage Resorts, Inc.
                               From 1994 to 1997, Manager of Infrastructure
                               Finance of Frederic R. Harris, an architectural
                               engineering firm.

David J. Bryant         43     Since September 30, 2000, Senior Vice                --             14,954(15)           *
                               President -- Finance and Treasurer of PREIT. From
                               September 30, 1997 to September 29, 2000,
                               Vice President -- Financial Services of PREIT.
                               From 1996 to September 29, 1997, Vice President --
                               Financial Services of The Rubin Organization, Inc.
                               (now named PREIT-RUBIN, Inc.).

All Trustees and
  executive officers
  as a group (14
  persons)              --     --                                                   --          2,483,773(16)       16.66%


------------
* Less than one percent.

 (1) Unless otherwise indicated in the following footnotes, each Trustee and Non-Trustee executive officer has sole voting and investment power with respect to all such Shares.

 (2) Pursuant to the TRO Contribution Agreement, dated as of July 30, 1997 (the "TRO Contribution Agreement"), PREIT acquired all of the outstanding non-voting shares of capital stock of The Rubin Organization, Inc. In accordance with Section 5.19 of the TRO Contribution Agreement, the Board of Trustees of PREIT elected Ronald Rubin, George F. Rubin and Rosemarie
     B. Greco as Trustees of PREIT to fill the vacancies created by the resignations of Robert Freedman, Jack Farber and Robert G. Rogers. Ronald Rubin and George F. Rubin are brothers.

 (3) Includes 6,125 Shares subject to options that are currently exercisable.

 (4) Includes 209,709 Class A units of limited partnership interest in PREIT Associates, L.P. (49,006 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries) that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, 56,250 Shares subject to options that are currently exercisable and 6,000 Shares held by a trust of which Mr. Rubin is a beneficiary. Also includes 900 Shares held by a trust, the beneficiary of which is Mr. Rubin's daughter, and 500 Shares held by Mr. Rubin's spouse, as to both of which Mr. Rubin disclaims beneficial ownership.

 (5) Includes 1,875 Shares subject to options that are currently exercisable.

 (6) Includes 194,058 Shares owned by Mr. Cohen's wife, 37,056 Shares owned by a trust of which Mr. Cohen's wife is a co-trustee, 252 Shares owned by a corporation 50% of whose outstanding shares are owned by

     Mr. Cohen and the remaining 50% of whose outstanding shares are owned by Jeffrey P. Orleans, a Trustee of PREIT, 153,713 Shares owned by a charitable remainder unitrust of which Mr. Cohen is a co-trustee, and 76,036 Shares subject to options that are currently exercisable. Mr. Cohen disclaims beneficial ownership of all of the Shares owned by the trust of which his wife is a co-trustee and the Shares owned by the corporation 50% of whose outstanding shares are owned by Mr. Cohen.

 (7) Includes 7,875 Shares subject to options that are currently exercisable.

 (8) Includes 175,000 Shares subject to options that are currently exercisable and 400 Shares held by Mr. Weller as custodian for his children under the New York Uniform Gifts to Minors Act.

 (9) Includes 419,656 Class A units of limited partnership interest in PREIT Associates, L.P. (49,006 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries) that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, and 112,500 Shares subject to options that are currently exercisable.

(10) Includes 420 Shares owned by Mr. Korman's spouse, 52,352 Shares held in trusts of which Mr. Korman is a co-trustee, and 2,875 Shares subject to options that are currently exercisable. Mr. Korman disclaims beneficial ownership of all but 13,403 of the foregoing Shares.

(11) Includes 1,300 Shares held by Mr. Orleans as custodian for his children under the Pennsylvania Uniform Gifts to Minors Act, 220 Shares held by trusts of which Mr. Orleans is co-trustee, 252 Shares owned by a corporation 50% of whose shares are owned by Mr. Orleans and the remaining 50% of whose shares are owned by Sylvan M. Cohen, Chairman of the Board of Trustees of PREIT, and 6,375 Shares subject to options that are currently exercisable. Mr. Orleans disclaims beneficial ownership of the 220 Shares held by trusts of which he is co-trustee.

(12) Includes 30,331 Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, and 77,500 Shares subject to options that are currently exercisable.

(13) Includes 55,000 Shares subject to options that are currently exercisable and 2,500 Shares that are held by Mr. Linn as custodian for his sons under the Pennsylvania Uniform Gifts to Minors Act.

(14) Includes 13,250 Shares subject to options that are currently exercisable.

(15) Includes 2,856 Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, and 6,250 Shares subject to options that are currently exercisable.

(16) Includes 596,911 Shares subject to options that are currently exercisable and 613,546 Shares subject to Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at PREIT's option, for a like number of Shares. In certain instances, two Trustees beneficially own the same Shares because they share voting or investment power over the Shares. These Shares have been counted only once in this total.

Required Vote

     Assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Annual Meeting will be elected Trustees. For this purpose, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of Trustees.

Board Recommendation

     The Board of Trustees recommends that shareholders vote FOR the election of each of the nominees for Trustee.


                                 PROPOSAL TWO
                                 OTHER MATTERS

     PREIT's management knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect to these matters.

                            ADDITIONAL INFORMATION


Summary Compensation Table


     The following table shows information concerning the compensation paid by PREIT for the last three complete fiscal years to PREIT's Chief Executive Officer and its four other most highly compensated executive officers.



                                                                             Long Term
                                       Annual Compensation              Compensation Awards
                                   ---------------------------   ---------------------------------
   Name and Principal                                             Restricted Stock                       All Other
        Position           Year     Salary($)     Bonus($)(5)         Awards($)        Options(#)     Compensation($)
-----------------------   ------   -----------   -------------   ------------------   ------------   ----------------
Sylvan M. Cohen(1)        2000     345,000               --                 --                --           9,070
 Chairman and Trustee     1999     345,000               --                 --                --           9,070
                          1998     345,000               --                 --                --           9,070

Ronald Rubin              2000     378,898          255,000            363,200(6)             --              --
 Chief Executive          1999     345,000          120,750                 --                --              --
 Officer and Trustee      1998     345,000           72,790                 --                --              --

Jonathan B. Weller(2)     2000     330,746          212,000            272,400(6)             --          48,911
 President, Chief         1999     315,000           97,650                 --                --          50,693
 Operating Officer        1998     315,000           66,461                 --                --          60,896
 and Trustee

Edward A. Glickman(3)     2000     275,000          137,500            448,500           100,000          70,200
 Executive Vice           1999     250,000          125,000                 --                --          32,465
 President and            1998     230,000           48,738                 --                --           7,307
 Chief Financial
 Officer

Jeffrey A. Linn(4)        2000     185,000           83,000             90,800(6)             --          36,330
 Senior Vice              1999     175,000           50,000                 --                --          35,225
 President --             1998     160,000           25,000                 --                --          45,795
 Acquisitions and
 Secretary

------------
(1) The amounts shown in the "All Other Compensation" column represent annual premium payments on life insurance provided by PREIT under Mr. Cohen's employment agreement.


(2) The amounts shown in the "All Other Compensation" column for Mr. Weller represent $9,750 of annual premium payments on life insurance provided under Mr. Weller's employment agreement for each of fiscal 2000, 1999 and 1998; matching contributions under PREIT's 401(k) retirement plan of $6,800 for fiscal 2000, $8,463 for fiscal 1999 and $8,155 for fiscal 1998;
    and contributions by PREIT under its Supplemental Retirement Plan of $32,361 for fiscal 2000, $32,480 for fiscal 1999 and $42,991 for fiscal 1998.


(3) The salary and bonus for Mr. Glickman in 1999 reflect payments made in the fourth quarter of 2000 of $20,000 and $53,700, respectively. Those payments related to Mr. Glickman's services in 1999, and were paid pursuant to Mr. Glickman's amended and restated employment agreement with PREIT which was entered into on November 10, 2000. The restricted stock vests in five equal annual installments beginning on January 1, 2000, contingent upon continued employment on those dates. The amounts shown in the "All Other Compensation" column for Mr. Glickman represent $25,000 in contributions to Mr. Glickman's retirement account for each of 2000 and 1999; matching contributions under PREIT's 401(k) retirement plan of $6,800 for 2000, $7,465 for 1999 and $7,307 for 1998; and a credit to an account established for Mr. Glickman of $38,400 related to dividend equivalent rights on a notional 50,000 Shares for 2000. The amounts credited to the account related to dividend equivalent rights vest in five equal annual installments beginning on January 1, 2000, contingent on continued employment on those dates.

(4) The amounts shown in the "All Other Compensation" column for Mr. Linn represent matching contributions under PREIT's 401(k) retirement plan of $7,123 for fiscal 2000, $5,405 for fiscal 1999, and $4,923 for fiscal 1998; and contributions by PREIT under its Supplemental Retirement Plan of $29,207 for fiscal 2000, $29,820 for fiscal 1999 and $40,872 for fiscal 1998.

(5) The bonuses for fiscal 2000 were paid on March 9, 2001.

(6) The restricted stock vests in three equal installments on each of March 1, 2001, February 15, 2002 and February 15, 2003, contingent upon continued employment on those dates. PREIT will pay dividends on the vested and unvested restricted stock as dividends are declared by PREIT's Board of Trustees on PREIT's outstanding Shares.


Employment Agreements


     PREIT entered into an Employment Agreement with Mr. Cohen on July 16, 1982, which was amended and restated on March 14, 1985 and further amended as of January 1, 1990 and September 29, 1997. The Employment Agreement provides that Mr. Cohen is to serve as Chairman of PREIT's Board of Trustees and Chairman of the Property Committee of the Board of Trustees. The initial term of the 1997 amendment expired on December 31, 2000, whereupon it automatically renewed for one year, which the agreement will continue to do on an annual basis until written notice of termination is delivered by either Mr. Cohen or PREIT at least 180 days before the end of the then current term. Mr. Cohen's current annual base compensation is $345,000, and the agreement provides that PREIT cannot unilaterally decrease this compensation. Following the termination of Mr. Cohen's employment for any reason (including expiration of the term) other than termination for specified cause, PREIT is required to make payments to Mr. Cohen and, in the event his wife survives him, to Mr. Cohen's widow. Post-termination payments to Mr. Cohen are to continue for the balance of his lifetime at a rate equal to, subject to an annual cost-of-living adjustment, 50% of the rate of Mr. Cohen's highest annual base compensation during his employment with PREIT. If Mr. Cohen is survived by his wife, PREIT is to pay her for the balance of her lifetime at a rate equal to, subject to an annual cost-of-living adjustment, the greater of (i) 25% of the rate of Mr. Cohen's highest annual base compensation during Mr. Cohen's employment with PREIT or
(ii) 50% of the rate of the adjusted payments to which Mr. Cohen was entitled at the time of his death. During fiscal 2000, PREIT was not required to accrue on its financial statements any additional amount in respect of the aforementioned post-termination payments. As of the end of fiscal 2000, such accrual equals approximately $755,000. The Employment Agreement also requires PREIT to maintain $150,000 of life insurance coverage on Mr. Cohen's life, payable to beneficiaries designated by Mr. Cohen.

     PREIT entered into an Employment Agreement with Mr. Ronald Rubin as of September 30, 1997 for an initial term of five years and extending year-to-year thereafter until terminated by either party. Mr. Rubin's annual base salary under the agreement for 2000 was $378,898, and the agreement provides that, at all times during the term of the Employment Agreement, the base salary must be at least equal to the highest base salary paid to any other person employed by PREIT or PREIT-RUBIN, Inc. In accordance with the Employment Agreement, on September 30, 1997, PREIT granted Mr. Rubin nonqualified stock options to purchase 134,260 Shares and incentive stock options to purchase 15,740 Shares at an exercise price equal to the fair market value of the Shares on that date. If Mr. Rubin's employment is terminated other than for cause or a change in control of PREIT, he will be entitled to lump sum severance equal to the present value of his base salary and a target incentive bonus for the remaining portion of the contract term at the time of termination. If his employment is terminated pursuant to a change in control, including voluntary termination by Mr. Rubin within 60 days of a change in control, PREIT will pay him up to three times the present value of his base salary and target incentive compensation, subject to all necessary reductions to preserve the deductibility of all of the payments under the Internal Revenue Code of 1986, as amended (the "Code").

     PREIT entered into an Employment Agreement with Mr. Weller on December 14, 1993. The Employment Agreement provides that Mr. Weller is to serve as President and Chief Operating Officer of PREIT with responsibility for the day-to-day management of PREIT. Each January 31, the term of Mr. Weller's Employment Agreement automatically extends for a new three year term beginning on such January 31 unless PREIT gives Mr. Weller at least 60 days advance written notice that the term is not to be extended. The agreement further provided for an initial annual base salary of $275,000 and provides that if the annual salary is increased, the increased annual salary thereafter constitutes the annual base salary for purposes of the agreement. Mr. Weller's annual base salary under the agreement for 2000 was $330,746. In accordance with the Employment Agreement, on December 14, 1993, PREIT granted Mr. Weller nonqualified stock options to purchase 100,000 Shares at an exercise price equal to the fair market value of the Shares on that date. PREIT is required to provide certain employee benefits to Mr. Weller, including $1,500,000 of life insurance. Mr. Weller was required to invest a minimum of $250,000 in PREIT Shares. After a termination of employment by Mr. Weller for specified good reason (including delivery by PREIT of written notice that the term of the agreement is not to be renewed for a new three year period) or by PREIT other than for cause, disability or death, Mr. Weller is entitled to receive a lump-sum cash payment equal to the sum of any unpaid annual base salary through the date of termination and the amount of annual base salary that would have been paid during the remaining term of employment, discounted on a present value basis. The Employment Agreement provides that all options to purchase Shares granted to Mr. Weller vest and become immediately exercisable upon a change of control of PREIT or upon a termination of employment by PREIT without cause or by Mr. Weller for good reason or upon Mr. Weller's death or disability. The Employment Agreement provides that, in the event any payments to Mr. Weller result in the imposition on Mr. Weller of an excise tax under Section 4999 of the Code, PREIT will pay Mr. Weller an additional amount sufficient to reimburse him for the excise tax.

     PREIT entered into an Employment Agreement with Mr. Glickman as of September 30, 1997, which was amended and restated on November 10, 2000. The Employment Agreement provides that Mr. Glickman is to serve as Chief Financial Officer of PREIT. The term of the amended and restated Employment Agreement was made retroactively effective to January 1, 1999 and expires on September 30, 2002. The term is automatically extended for additional two year periods unless and until either party gives notice of termination at least one year prior to the end of the then current term. Mr. Glickman's base salary for 1999 was increased from $230,000 to $250,000 and his base salary for 2000 was $275,000. His annual base salary increases by $25,000 per year beginning January 1, 2001. The agreement also provided for the payment of an additional $53,700 bonus for 1999, a $137,500 bonus for 2000 and a bonus equal to one half of Mr. Glickman's base salary for years after 2000, subject in future years to Mr. Glickman's meeting performance goals established by PREIT's compensation committee. In accordance with the Employment Agreement, PREIT granted Mr. Glickman (i) 25,000 restricted Shares that vest in five equal annual installments beginning January 1, 2000, (ii) an incentive stock option to purchase 11,210 Shares at $17.94 per Share that vests in two equal annual installments beginning on January 1, 2003,
(iii) a nonqualified stock option to purchase 88,790 Shares at $17.94 per Share that vests in five annual installments, 20,000 Shares on November 10, 2000, 20,000 Shares on January 1, 2001, 20,000 Shares on January 1, 2002, 14,395
Shares on January 1, 2003 and 14,395 Shares on January 1, 2004, and (iv) 50,000 dividend equivalent rights that vest in five equal annual installments beginning on January 1, 2000. PREIT has agreed to contribute $25,000 per year, beginning with 1999, to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Glickman within 60 days of his termination for any reason. After a termination of employment by Mr. Glickman for specified good reason (including delivery by PREIT of written notice that the term of the agreement is not to be renewed for a new two year period) or by PREIT other than for cause, disability or death, Mr. Glickman is entitled to receive a lump-sum cash payment equal to three times Mr. Glickman's then current annual base salary and three times the average of the bonuses paid to Mr. Glickman during the three preceding years. The Employment Agreement provides that all restricted Shares, options, and dividend equivalent rights granted to Mr. Glickman vest upon a change of control of PREIT or upon a termination of employment by PREIT without cause or by Mr. Glickman for good reason or upon Mr. Glickman's death or disability. The Employment Agreement provides that, in the event any payments to Mr. Glickman result in the imposition on Mr. Glickman of an excise tax under Section 4999 of the Code, PREIT will pay Mr. Glickman an additional amount equal to one half of the excise tax.

     PREIT has an Employment Agreement with Mr. Linn, who serves as Senior Vice President - Acquisitions and Secretary of PREIT. The agreement's term automatically renews each December 31 for a one year period unless either party gives the other not less than 180 days notice prior to the expiration of the then current term. Mr. Linn's annual base salary under the agreement for 2000 was $185,000, and this amount may be increased, but not decreased, by the Board of Trustees.

Stock Options

     The following table presents information with respect to options to purchase Shares granted to Mr. Glickman, the only executive officer named in the Summary Compensation Table granted options during fiscal 2000. Messrs. Cohen, Rubin, Weller and Linn were not granted options in fiscal 2000.

                        Options Granted in Fiscal 2000
                               Individual Grants

                                                                                               Potential Realizable
                                                % of Total                                       Value at Assumed
                                                  Options                                      Annual Rates of Stock
                                                Granted to                                    Price Appreciation for
                                                 Employees      Exercise                          Option Term (1)
                                  Options        in Fiscal     Price Per     Expiration    -----------------------------
            Name                Granted (#)       Period         Share          Date             5%             10%
----------------------------   -------------   ------------   -----------   ------------   -------------   -------------
Edward A. Glickman .........     100,000          100%        $ 17.94         11/9/10       $1,128,237      $2,859,174

------------
(1) These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of share appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed annual rates of share appreciation are specified by the Securities and Exchange Commission and are not intended to forecast possible future appreciation of PREIT's share price.

     The following table presents information as to the exercise of options to purchase Shares during fiscal 2000 by Jeffrey A. Linn, the only person named in the Summary Compensation Table who exercised options. The table also presents the fiscal year-end value of unexercised options for all of the persons named in the Summary Compensation Table.


                   Aggregate Option Exercises in Fiscal 2000
                      and December 31, 2000 Option Values

                                                                                                      Value of
                                                                    Number of                       Unexercised
                                                                   Unexercised                      In-the-Money
                                 Shares                             Options at                        Options at
                                Acquired                        December 31, 2000               December 31, 2000(1)
                                   On          Value     -------------------------------   ------------------------------
            Name                Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
----------------------------   ----------   ----------   -------------   ---------------   -------------   --------------
Sylvan M. Cohen ............         --           --         72,235           12,765          $22,500               --
Ronald Rubin ...............         --           --         75,000           75,000               --               --
Jonathan B. Weller .........         --           --        170,000           15,000          $39,376               --
Edward A. Glickman .........         --           --         45,000          105,000          $25,700         $102,800
Jeffrey A. Linn ............      1,250       $3,750         52,500            2,500          $16,875               --

------------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Shares on December 29, 2000, the last trading day in 2000, was $19.125 per Share.


Stock Option Plans


     Under PREIT's 1990 Stock Option Plan for Non-Employee Trustees (the "Trustee Plan"), PREIT is authorized to issue to its Trustees who are not employees of PREIT or any of its affiliates nonqualified stock options to purchase up to 100,000 Shares. Options to purchase 83,000 Shares have been issued under the Trustee Plan, 24,750 of which have been exercised and 5,500 have expired without being exercised. The Compensation Committee administers the Trustee Plan. The exercise price per Share of options granted under the Trustee Plan must equal 100% of the fair market value of the Shares underlying the options on the grant date and the options generally expire 10 years from the grant date unless extended in the Compensation Committee's discretion. The Trustee Plan was amended in 1999 to increase the automatic annual grant in January of each year to each non-employee Trustee from an option for 1,000 Shares to an option for 2,500 Shares. The amendment also provided for an automatic grant of an option for 5,000 Shares to newly elected non-employee Trustees and clarified that option grants may not be made after January 31, 2004, unless the plan is extended. Additional options may be granted under the Trustee Plan to purchase a maximum of 22,500 Shares.

     Under PREIT's 1999 Equity Incentive Plan (the "1999 Plan"), PREIT has granted incentive stock options, designed to qualify under Section 422 of the Code, and nonqualified stock options to purchase 100,000 Shares to PREIT's and PREIT-RUBIN's officers and other key employees, and to those of their subsidiary entities. The Compensation Committee administers the 1999 Plan. The 1999 Plan requires that the exercise price of options granted under the plan not be less than the fair market value of the Shares underlying the options on the grant date and the term of each option granted may not exceed 10 years. Additionally, the 1999 Plan provides for the grant of restricted stock, stock appreciation rights, performance stock, dividend equivalent rights and/or loans to PREIT and PREIT-RUBIN's officers and other key employees, and to those of their subsidiary entities. PREIT has awarded 139,500 shares of restricted stock and 50,000 dividend equivalent rights under the 1999 Plan. An aggregate of 400,000 Shares may be granted under the 1999 Plan. Shares that are subject to options under PREIT's 1990 Incentive and Nonqualified Stock Option Plan, 1997 Stock Option Plan and 1998 Stock Option Plan that expire or otherwise terminate, other than incentive stock options, automatically will also be made available for awards under the 1999 Plan.


Transactions with Management

     On September 30, 1997, PREIT consummated a series of related transactions (the "TRO Transaction") in which PREIT, among other things: (i) formed a Delaware limited partnership (the "Operating Partnership"), of which PREIT is the sole general partner; (ii) transferred to the Operating Partnership PREIT's interests in its real property assets, or the economic benefits thereof; (iii) caused the Operating Partnership to acquire all of the issued and outstanding non-voting common shares of The Rubin Organization, Inc. ("TRO") (renamed PREIT-RUBIN, Inc.), a commercial real estate development and management firm, representing 95% of the total equity of TRO, in exchange for 200,000 Class A units of limited partnership interest in the Operating Partnership ("Class A OP Units") and a contingent obligation to issue up to 800,000 additional Class A OP Units over a five year period based on the levels of PREIT's funds from operations ("FFO") per share during such period; (iv) caused the Operating Partnership to acquire, or to become obligated to acquire, in exchange for additional Class A OP Units, the interests of certain affiliates of TRO ("TRO Affiliates"), or their rights or obligations to acquire interests, in three existing shopping centers or portions thereof, and in two shopping centers then under construction (the "Development Properties"); (v) caused the Operating Partnership to acquire the pre-development rights, subject to the obligations of certain TRO Affiliates, in certain additional proposed shopping centers (the "Predevelopment Properties"); (vi) implemented, directly or indirectly, employment agreements with ten members of TRO management, including Ronald Rubin, who became PREIT's Chief Executive Officer, George F. Rubin, who continued as President of PREIT-RUBIN, Edward Glickman, who became PREIT's Chief Financial Officer, and David J. Bryant, who has since become PREIT's Senior Vice President -- Finance and Treasurer; and (vii) elected three designees of TRO, Ronald Rubin, George F. Rubin and Rosemarie B. Greco, as Trustees of PREIT.

     The Class A OP Units referred to above are redeemable by the Operating Partnership, at the option of the holder, beginning one year following the dates of their respective issuance for an amount per unit equal to the average closing price of a Share on the twenty trading days immediately before the date notice of redemption is received by PREIT in its capacity as general partner of the Operating Partnership. PREIT has the right to acquire any Class A OP Units tendered for redemption for (i) cash, or (ii) Shares, on the basis of one Share for each Class A OP Unit, subject to adjustments for share splits and other capital changes. Redeeming holders of Class A OP Units who receive Shares from PREIT will have certain rights to cause PREIT to register such Shares for resale under the federal securities laws. During the five-year period following the completion of the TRO Transaction, Ronald Rubin, George F. Rubin, Edward Glickman and David J. Bryant, who currently serve as PREIT's Chief Executive Officer, PREIT-RUBIN's President, PREIT's Chief Financial Officer and PREIT's Senior Vice President -- Finance and Treasurer, respectively, are each prohibited from reselling more than one-half of the Shares to which he would be entitled upon redemption of Class A OP Units, so long as he continues to hold an executive position with PREIT or PREIT-RUBIN.

     In the TRO Transaction, in exchange for their direct and indirect interests in TRO and certain affiliated entities: (i) Ronald Rubin received, directly or indirectly, beneficial ownership of 144,359 Class A OP Units; (ii)

George F. Rubin received, directly or indirectly, beneficial ownership of 86,462 Class A OP Units; and (iii) Edward Glickman received beneficial ownership of 13,633 Class A OP Units and (iv) David J. Bryant received beneficial ownership of 1,639 Class A OP Units. The amounts shown above for each of Ronald Rubin and George F. Rubin include 12,167 Class A OP Units held by a trust of which both are beneficiaries.


     As stated above, the TRO Transaction also entitled the TRO Affiliates to receive up to 800,000 additional Class A OP Units based on PREIT's FFO for the five year period beginning September 30, 1997. For the period beginning September 30, 1997 and ending December 31, 1998, the Operating Partnership issued 162,500 Class A OP Units to the TRO Affiliates. On May 16, 2000, the Operating Partnership issued 167,500 Class A OP Units attributable to the period from January 1, 1999 through December 31, 1999. As part of this issuance: (i) Ronald Rubin received beneficial ownership of 66,159 Class A OP Units; (ii) George F. Rubin received beneficial ownership of 30,210 Class A OP Units; (iii) Edward Glickman received beneficial ownership of 7,553 Class A OP Units; and (iv) David J. Bryant received beneficial ownership of 944 Class A OP Units. For the period from January 1, 2000 through December 31, 2000, the TRO Affiliates earned 167,500 Class A OP Units. These Units have not yet been issued, but, collectively, Ronald Rubin, George F. Rubin, Edward Glickman and David J. Bryant are expected to receive a significant portion of these Units upon issuance. As of December 31, 2000, the TRO Affiliates were eligible to receive the remaining 302,500 Class A OP Units for the period from January 1, 2001 through September 30, 2002, depending on PREIT's FFO during that period.


     The TRO Affiliates also are eligible to receive additional Class A OP Units in respect of PREIT's payment for the Development and Predevelopment Properties, all in accordance with the valuation and payment provisions of the applicable agreements. No Class A OP Units were issued to the TRO Affiliates during 2000 in respect of the Development and Predevelopment Properties.


     PREIT anticipates that holders of Class A OP Units will receive distributions at the approximate times, and in the same amounts, as PREIT pays dividends to its Shareholders. Certain of the Class A OP Units issued in the TRO transaction are subject to pledges in favor of the Operating Partnership until certain obligations of TRO are satisfied.


     The amount of consideration PREIT pays and the manner in which it would be paid was approved by a Special Acquisition Committee of the Board of Trustees and by the Board of Trustees. The Board received an opinion from Lehman Brothers that the consideration to be paid was fair from a financial point of view, and PREIT's Shareholders approved PREIT's completion of the TRO Transaction at a Special Meeting of Shareholders held on September 29, 1997. The Board of Trustees has established a committee consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and William R. Dimeling for the purpose of addressing and resolving any matters pertaining to the TRO Transaction as they arise on an on-going basis. In connection with the monitoring of the TRO Transaction, the committee determined to lower the financial performance benchmarks established for the payment of additional Class A OP Units due to the dilutive effect of PREIT's December 1997 public offering of 4,600,000 Shares and PREIT's general performance during the period following the closing of the TRO Transaction.


     PREIT-RUBIN provides real estate management and other services to 20 properties in which Ronald Rubin and/or other TRO Affiliates have direct or indirect interests. Total revenues earned by PREIT-RUBIN for such services were $3,158,000 for the calendar year ended December 31, 2000. As of December 31, 2000, $661,000 was due from these affiliates. Of this amount, approximately $490,000 was collected subsequent to December 31, 2000. The remaining $171,000 is due in installments to be paid through 2010, plus interest where applicable. PREIT-RUBIN leases one property from an entity in which Ronald Rubin and George
F. Rubin have indirect interests. The lease term currently is scheduled to expire on July 31, 2009. In 2000, PREIT-RUBIN paid approximately $663,000 on this lease. Ronald Rubin and George F. Rubin, collectively with members of their immediate family, own less than a 16.66% interest in the entity that leases the property to PREIT-RUBIN.


     During fiscal 2000, PREIT paid or accrued fees and costs to its counsel, the Philadelphia law firm of Drinker Biddle & Reath LLP, for legal services rendered to PREIT, its subsidiaries and its affiliates, including partnerships and other ventures in which PREIT is involved. Sylvan M. Cohen, PREIT's Chairman, is of counsel to Drinker Biddle & Reath LLP.

Board Matters

     PREIT has a standing Executive Compensation and Human Resources Committee, a standing Audit Committee and a standing Property Committee. PREIT does not have a standing nominating committee.

     The Executive Compensation and Human Resources Committee, which is currently comprised of Leonard I. Korman, Chair, William R. Dimeling and Lee H. Javitch, met four times during fiscal 2000. The principal duties of the Compensation Committee are to recommend compensation arrangements for PREIT's executive officers and to administer PREIT's stock option and equity incentive plans.

     The Audit Committee, which is currently comprised of Rosemarie B. Greco, Chair, William R. Dimeling, Lee H. Javitch and Jeffrey P. Orleans, met four times during fiscal 2000. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by PREIT; to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and to review with the independent accountants matters relating to PREIT's system of internal controls.

     In addition to the Compensation Committee and the Audit Committee, PREIT has a standing Property Committee. The Property Committee, which is currently comprised of Sylvan M. Cohen, Chair, Leonard I. Korman, Jeffrey P. Orleans, Jonathan B. Weller (ex officio) and Ronald Rubin (ex officio), met twice in fiscal 2000. The principal duties of the Property Committee are to review acquisitions and dispositions of portfolio properties proposed by management and make recommendations thereon to the Board of Trustees.

     The Board of Trustees has constituted a Special Committee, consisting of Leonard I. Korman, Chair, Rosemarie B. Greco and William R. Dimeling, to review on an on-going basis any issues which may arise in the implementation of the TRO Transaction. The Special Committee did not meet in fiscal 2000.

     The Board of Trustees met six times in fiscal 2000. Trustees who are not officers of PREIT receive an annual retainer of $15,000, plus $1,000 per Board of Trustees meeting and committee meeting attended and $500 for telephonic meetings. With the exception of William R. Dimeling, all of the Trustees attended at least 75% of Board and applicable committee meetings in fiscal 2000.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PREIT's executive officers and Trustees and persons who own more than ten percent of a registered class of PREIT's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish PREIT with copies of these reports.

     Based on PREIT's review of the copies of the reports it has received, and written representations received from certain reporting persons with respect to the filing of reports on Form 3, 4 and 5, PREIT believes that all filings required to be made by the reporting persons for fiscal 2000 were made on a timely basis, except that Dante J. Massimini was late in reporting a transaction that occurred in September 2000 and Lee H. Javitch was late in reporting an exercise of options in December 2000.


Compensation Committee Interlocks and Insider Participation

     During fiscal 2000, Sylvan M. Cohen served on the Compensation Committee of Orleans Homebuilders, Inc, and the Chairman of the Board and Chief Executive Officer of Orleans Homebuilders, Inc., Jeffrey P. Orleans, served as a Trustee of PREIT.

                      Report of Executive Compensation and
              Human Resources Committee on Executive Compensation

     Compensation for PREIT's executive officers is the responsibility of the entire Board of Trustees acting upon the recommendation of the Compensation Committee. The Compensation Committee is also responsible for administering the policies that govern PREIT's stock option and equity incentive plans. The Compensation Committee consists of three of PREIT's non-employee Trustees.

     The Board of Trustees believes that PREIT's investment goal is to invest in assets that provide the opportunity for cash flow growth and capital appreciation. Accordingly, the Board of Trustees believes that PREIT's overall performance in any year should be based on PREIT's performance in all aspects of PREIT's business during that year, including development, management, acquisition and capital structure, as well as financial accomplishments.

     The members of the Compensation Committee believe that PREIT's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its officers. Therefore, the Compensation Committee believes it is important to:

   o Adopt compensation programs that enhance PREIT's ability to attract and retain qualified officers while providing the financial motivation necessary for PREIT to achieve continued high levels of performance.

   o Provide equity-based incentives for executives to ensure that they are motivated over the long term to respond to PREIT's challenges and opportunities as owners rather than only employees.

   o Provide a mix of cash and stock-based compensation programs that are competitive with a select group of real estate investment trusts that the members of the Compensation Committee believe are comparable to PREIT.

     Each executive officer's salary, including that of the Chief Executive Officer and the Chief Operating Officer, is based on his employment contract and the competitive market for the executive officer's services, considering the executive's specific responsibilities, experience and overall performance. The Compensation Committee reviews each executive officer's salary and adjusts the salary to account for inflation, any change in the executive's responsibilities and any change in the competitive marketplace. The Compensation Committee believes that PREIT's overall performance is best measured by the enhancement of long-term shareholder value. The Compensation Committee further believes that, as a result of the nature of PREIT's business, funds from operations is a better measurement of PREIT's performance than its reported net income. This standard has been adopted by the National Association of Real Estate Investment Trusts.

     The Compensation Committee periodically awards discretionary stock options, restricted stock or other stock-based compensation to executive officers. These awards are based on the performance of the individual executive, PREIT's financial results and the executive officer's accomplishments in his area of responsibility. The Committee believes that stock option awards are an important element in PREIT's compensation structure because these awards promote alignment of the interests of the employees with the interests of the shareholders.

             Executive Compensation and Human Resources Committee
                          Leonard I. Korman, Chairman
                              William R. Dimeling
                                 Lee H. Javitch

Performance Graph

     The graph below compares PREIT's cumulative shareholder return with the cumulative total return of the S&P 500 and the index of all equity real estate investment trusts (excluding health care real estate investment trusts) as prepared by the National Association of Real Estate Investment Trusts. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at August 31, 1995 and that all dividends were reinvested.


                               {GRAPHIC OMITTED]


                       PREIT               Equity REITs             S&P 500
                      ------               ------------             -------
August 1995           100.00                  100.00                100.00
August 1996           102.00                  119.00                119.00
August 1997           139.00                  156.00                167.00
December 1997         134.00                  172.00                181.00
December 1998         116.00                  142.00                233.00
December 1999          96.00                  136.00                282.00
December 2000         140.12                  171.34                256.08

Audit Committee Report

     PREIT's audit committee operates under a charter approved and adopted by its Board of Trustees on May 10, 2000. A copy of the charter is attached as Appendix A to this proxy statement. In accordance with the charter, PREIT's Board of Trustees has determined that all of the members of the audit committee are independent and financially literate and at least one member has accounting or related financial management expertise.

     The following is the report of the audit committee with respect to PREIT's audited financial statements for the fiscal year ended December 31, 2000, which include the consolidated balance sheets of PREIT as of December 31, 2000 and 1999, the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000, and the notes thereto. The information contained in this report is not "soliciting material," nor is it "filed" with the SEC, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that PREIT specifically incorporates it by reference in a filing.

     The audit committee has reviewed and discussed PREIT's audited financial statements with management. The audit committee has discussed with Arthur Andersen LLP, PREIT's independent accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of PREIT's financial statements. The audit committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from PREIT and its related entities, and has discussed with Arthur Anderson LLP their independence from PREIT.

     Based on the review and discussions referred to above, the committee recommended to PREIT's Board that PREIT's audited financial statements be included in PREIT's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


                                          SUBMITTED BY THE AUDIT COMMITTEE OF
                                          THE BOARD OF TRUSTEES



                                          Rosemarie B. Greco, Chairperson
                                          William R. Dimeling
                                          Lee H. Javitch
                                          Jeffrey P. Orleans

Additional Information Regarding Our Independent Public Accountants

     Audit Fees

     The aggregate fees charged to PREIT by Arthur Andersen LLP for its audit of our 2000 financial statements and for its review of our financial statements included in our quarterly reports on Form 10-Q for 2000 were approximately $191,500.

     All Other Fees

     The aggregate fees charged to PREIT by Arthur Andersen LLP for all other services for 2000 were approximately $305,000.

     The audit committee has considered the nature of the above-listed services provided by Arthur Andersen LLP and determined that those services are compatible with their provision of independent audit services. PREIT has selected Arthur Andersen LLP to be its principal independent public accountants for 2001. Arthur Andersen LLP has been PREIT's principal independent public accounting firm for more than 25 years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if they so desire.


Principal Security Holders

     The following table sets forth certain information as of March 1, 2001 concerning beneficial ownership of PREIT's Shares by the only person shown by Securities and Exchange Commission records or PREIT's records to own beneficially more than 5% of PREIT's Shares:



                                                Amount and
                                                 Nature of       Percent of
Title of               Name and Address         Beneficial       Outstanding
 Class               of Beneficial Owner         Ownership         Shares
----------------   -----------------------   ----------------   ------------
Certificates       Sylvan M. Cohen                705,059(1)    5.12%
 of Beneficial     200 South Broad Street
 Interest          Philadelphia, PA 19102

------------
(1) See footnote 6 to the table appearing under the heading "ELECTION OF TRUSTEES."


Shareholders' Proposals

     Under Securities and Exchange Commission rules, certain shareholder proposals may be included in PREIT's proxy statement. Any shareholder desiring to have such a proposal included in PREIT's proxy statement for the Annual Meeting to be held in 2002 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to PREIT's executive offices by December 7, 2001. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by February 20, 2002, or it will be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal. PREIT has not received any such proposal to be submitted from the floor at the upcoming meeting.


                                          By Order of the Board of Trustees



                                          Jeffrey A. Linn
                                          Secretary


April 5, 2001

                                                                     Appendix A


                               [GRAPHIC OMITTED]

                   Pennsylvania Real Estate Investment Trust
                            Audit Committee Charter
                                  May 3, 2000


I. Organization


   1. There shall be a committee of the Board of Trustees of the Pennsylvania Real Estate Investment Trust (the "Company") to be known as the Audit Committee.

   2. Audit Committee members and the committee chairman shall be designated by the full Board of Trustees.

   3. The Audit Committee shall be composed of at least three financially literate independent members of the Board of Trustees, and at least one member of the Audit Committee will have financial or accounting management expertise as the foregoing qualifications are interpreted by the Board of Trustees in its business judgment.

   4. Audit Committee members must be independent of the management of the Company and free of any relationship that, in the judgment of the Board of Trustees, would interfere with their exercise of independent judgment as a committee member. The Company's proxy statement will disclose that all Audit Committee members are deemed to be independent.

   5. The Company shall disclose in its proxy statements that it has a written Audit Committee Charter and will file a copy at least once every three years.


II. Overall Responsibilities


   1. Provide an open avenue of communication between the Company's independent auditor, internal auditor, and the Board of Trustees.

   2. Meet four times per year, or more frequently, as circumstances require. The committee shall review reports received from members of management, the internal auditor and the Company's independent auditor, on matters relating to accounting, financial reporting, internal control, auditing and other matters.

   3. Review and reassess adequacy of the committee's charter annually.


   4. Make inquiries of the internal auditor and independent auditor to determine that management has maintained the reliability and integrity of the accounting policies and financial reporting practices of the Company.

   5. Conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

   6. Report periodically to the Board of Trustees regarding results of the Audit Committee's activities.


III. Selection of Independent Auditor


   1. Select an independent auditing firm for approval by the Board of Trustees. The independent auditor shall acknowledge that its ultimate accountability is to the Board of Trustees and the Audit Committee.

   2. Approve the compensation of the independent auditor for performing audit services.


   3. Consider, in consultation with the independent auditor, the scope and plan of forthcoming audits from the perspective of the independent auditor's responsibility under generally accepted auditing standards.

   4. Review management's appraisal of the performance of the independent auditors.

   5. Receive annually from the independent auditor a written statement listing all relationships with the Company and determine that such relationships will not impair independence and obtain assurances that the auditor is "independent" within the meaning of the Securities Exchange Act.

   6. Approve the discharge of the independent auditor.


IV. Review of Financial Statements

   1. Review with management and the independent auditor at the completion of the annual examination and prior to the filing of the SEC Form 10K:

      o The Company's annual financial statements and related footnotes.

      o The independent auditor's audit of the financial statements and their report thereon.

      o Any significant changes required in the independent auditor's audit plan.

      o Any serious difficulties or disputes with management encountered during the course of the audit.

      o Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

      o Review, with the Company's counsel, legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

   2. Confirm that the independent auditor has reviewed the Company's interim financial statements prior to their inclusion in the SEC Form 10-Q filings.

   3. Review with the independent auditor its views on the quality of the Company's implementation of accounting principles, disclosure practices and use of accounting estimates in preparation of the Company's financial statements and in practice throughout the year.

   4. At least once a year, meet privately (without management) with the independent auditor; with the internal auditor; and on request, with the Company's general counsel.


V. Review of Internal Audit

   1. Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor.

   2. Review the results of the regular internal audit activities, including major reports, conclusions, findings, recommendations and management's responses.


VI. Review of Internal Controls

   1. Discuss with the internal auditor and independent auditor the adequacy and effectiveness of the Company's systems of internal control.

   2. Review any controls deemed to be deficient and discuss any changes required with the internal auditor and the independent auditor, as the Audit Committee deems appropriate.

   3. Obtain recommendations from the internal auditor regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries.

   4. Inquire of the internal auditor and the independent auditor regarding any matters raised under Statement of Auditing Standards No. 61 "Communication with Audit Committees," including any changes in significant accounting policies or estimates, any significant audit adjustments, any disagreements with management, and any difficulties encountered in performing the audit.

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

           This Proxy is Solicited on behalf of the Board of Trustees


     The undersigned, revoking all prior proxies, hereby appoints LEONARD I. KORMAN, RONALD RUBIN and JONATHAN B. WELLER, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust (the "Shares") held of record by the undersigned at the close of business on March 20, 2001 at the Annual Meeting of Holders of Certificates of Beneficial Interest to be held on Thursday, May 10, 2001 and at any adjournment thereof.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.

                           (continued on reverse side)

    Please mark sign, date and mail your proxy card back as soon as possible!

        Annual Meeting of Holders of Certificates of Beneficial Interest
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                                  May 10, 2001

                 Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

|        |  Please mark your votes as
|        |  in this sample
|        |

                                             WITHHOLD
                   FOR all                  AUTHORITY
                   Nominees listed        to vote for all
                   except as marked       nominees listed

                                                            Nominees:
1. ELECTION OF       |           |         |          |     William R. Dimeling
   THREE (3) CLASS   |           |         |          |     George F. Rubin
   C TRUSTEES        |           |         |          |     Rosemarie B. Greco

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name at right.)

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ABOVE.

You are urged to sign and return this proxy so that you may be sure that your Shares will be voted.


                                  ----------------------------------------


                                  ----------------------------------------
                                  Signature(s)                      Date


Note: Please sign exactly as your name appears hereon. When certificate(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.